UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2013

OASIS PETROLEUM INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34776	80-0554627
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Fannin Street, Suite 1500 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 404-9500

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 5, 2013, Oasis Petroleum North America LLC, a wholly owned subsidiary of Oasis Petroleum Inc. (the “Company”), entered into a Second Amended and Restated Credit Agreement with its bank syndicate (the “Credit Agreement”). The lenders under the Company’s revolving credit facility completed their regular semi-annual redetermination of the borrowing base. Following the redetermination, the Company’s borrowing base increased from $750 million to $1,250 million. However, the Company elected to limit the lenders’ aggregate commitment to $900 million. The lenders’ aggregate commitment can be increased to the full $1,250 million borrowing base by increasing the commitment of one or more lenders. As part of the amendment, the overall credit facility increased from $1 billion to $2.5 billion. Additionally, the Company added four new lenders to the bank group. As of March 31, 2013, the Company had no outstanding indebtedness under its revolving credit facility, and it had $2.2 million of letters of credit, which reduce the borrowing capacity of the revolving credit facility. The next redetermination of the borrowing base is scheduled for October 1, 2013.

The foregoing description of the Second Amended and Restated Credit Agreement is a summary only and is qualified in its entirety by reference to the complete text of the Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 concerning the Credit Agreement is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On April 9, 2013, the Company issued a press release announcing the Credit Agreement, providing an update on outstanding hedges, and announcing participation in upcoming investor conferences. The press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Second Amended and Restated Credit Agreement dated as of April 5, 2013 Among Oasis Petroleum Inc., as Parent, Oasis Petroleum North America LLC, as Borrower, the Other Credit Parties party thereto, Wells Fargo Bank, N.A., as Administrative Agent and the Lenders party thereto.

99.1	Press Release dated April 9, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OASIS PETROLEUM INC.
(Registrant)

Date: April 9, 2013	By:	/s/ Thomas B. Nusz
Thomas B. Nusz
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Second Amended and Restated Credit Agreement dated as of April 5, 2013 Among Oasis Petroleum Inc., as Parent, Oasis Petroleum North America LLC, as Borrower, the Other Credit Parties party thereto, Wells Fargo Bank, N.A., as Administrative Agent and the Lenders party thereto.

99.1	Press Release dated April 9, 2013.